Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of North Square Small Cap Value Fund, a series of Exchange Place Advisors Trust, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 7, 2025